Exhibit 1.1

Execution Version

byNordic Acquisition Corporation

15,000,000 Units1

Units, each consisting of one (1) share of Class A common stock,

$0.0001 par value, and one-half of one redeemable warrant

Underwriting Agreement

February 8, 2022

[1]	Plus an option to purchase from the Company up to 2,250,000 additional Units upon the exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

Underwriting Agreement

February 8, 2022

Keefe, Bruyette & Woods, Inc.

Drexel Hamilton, LLC

As representatives of the Underwriters

c/o Keefe, Bruyette & Woods, Inc.

787 7th Avenue

4th Floor

New York, NY 10019

Ladies and Gentlemen:

byNordic Acquisition Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (collectively, the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 15,000,000 units of the Company (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 2,250,000 additional units upon the exercise of the 45-day option granted to the Underwriters hereunder to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).

Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant (the “Warrant(s)”). The shares of Common Stock and Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (as defined below) unless the Representatives inform the Company of their decision to allow earlier separate trading subject to the satisfaction of the following conditions: (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the closing of the offering of the Securities, (b) the filing of such audited balance sheet with the Commission on a Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $11.50 per share, subject to the adjustments pursuant to Section 4 of the Warrant Agreement (as defined below), during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) or twelve (12) months from the date of the consummation of the Offering (as defined below) and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation (as defined below). As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company has entered into an Investment Management Trust Agreement, effective as of February 8, 2022, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.3 to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the Private Shares (as defined below) and the proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) in the United States, with CST acting as the trustee, for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company has entered into a Warrant Agreement, dated as of February 8, 2022, with respect to the Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants.

The Company has entered into a Securities Subscription Agreement, dated as of February 3, 2020 (the “Securities Subscription Agreement (Founder Shares)”), with Water by Nordic AB (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 2,875,000 shares of Class B common stock of the Company, par value $0.0001 per share (the “Initial Founder Shares”), up to 375,000 of which would be forfeited to the Company for no consideration depending on the extent to which the underwriters of the Company’s initial public offering exercise their over-allotment option, for an aggregate purchase price of $25,000. On February 22, 2021, the Company effected a stock dividend of 0.5 shares for each share of the Company’s Class B common stock, par value $0.0001 per share, that were outstanding, resulting in the Sponsor holding an aggregate of 4,312,500 Initial Founder Shares, up to 562,500 of which are subject to forfeiture depending on the extent to which the underwriters of the Company’s initial public offering exercise their over-allotment option. On November 17, 2021, the Company effected a stock dividend of 1/3 of a share for each share of Class B common stock outstanding, resulting in the Sponsor, byNordic Holdings LLC, a Delaware limited liability company (“byNordic Holdings”), and certain of the Company’s executive officers and directors holding an aggregate of 5,750,000 Initial Founder Shares, up to 750,000 of which are subject to forfeiture depending on the extent to which the underwriters of the Company’s initial public offering exercise their over-allotment option. byNordic Holdings has agreed to forfeit up to 1,129,142 Initial Founder Shares, and byNordic Holdings II LLC, a Delaware limited liability company (“byNordic Holdings II”) has agreed to purchase up to 1,129,142 Initial Founder Shares from the Company, up to 168,605 of which are subject to forfeiture depending on the extent to which the underwriters of the Company’s initial public offering exercise their over-allotment option.

The Sponsor has entered into a Securities Purchase Agreement, dated May 7, 2021 (the “Securities Purchase Agreement (Founder Shares)”), between the Sponsor and byNordic Holdings, pursuant to which the Sponsor has agreed to transfer 2,041,141 of the Initial Founder Shares, up to 266,235 of which are subject to the forfeiture referred to above, to byNordic Holdings concurrently with the closing of the Offering. The Sponsor had previously transferred a specified number of Initial Founder Shares, up to a specified number of which are subject to the forfeiture referred to above, to certain additional holders pursuant to the terms of the Securities Assignment Agreements, each dated March 31, 2021 (each, a “Securities Assignment Agreement” and collectively, the “Securities Assignment Agreements”), entered into between the Sponsor and each of the additional holders.

The Company has entered into (i) a Securities Purchase Agreement, dated as of February 8, 2022 (the “Private Shares Purchase Agreement (Sponsor)”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement, pursuant to which the Sponsor agreed to purchase 425,000 shares of Class A common stock at $10.00 per share (or 470,000 shares of Class A common stock if the over-allotment option in connection with the Offering is exercised in full by the Underwriters) for an aggregate purchase price of $4,250,000 (or up to $4,700,000 if the over-allotment option in connection with the Offering is exercised in full by the Underwriters); (ii) a Securities Purchase Agreement, dated as of February 8, 2022 (the “Private Shares Purchase Agreement (byNordic Holdings)”), with byNordic Holdings, in substantially the form filed as Exhibit 10.7 to the Registration Statement, pursuant to which byNordic Holdings agreed to purchase 252,500 shares of Class A common stock at $10.00 per share (or 275,000 shares of Class A common stock if the over-allotment option in connection with the Offering is exercised in full by the Underwriters) for an aggregate purchase price of $2,525,000 (or up to $2,750,000 if the over-allotment option in connection with the Offering is exercised in full by the Underwriters); and (iii) a Securities Purchase Agreement, dated as of February 8, 2022 (the “Private Shares Purchase Agreement (byNordic Holdings II)” and, together with the Private Shares Purchase Agreement (Sponsor) and Private Shares Purchase Agreement (byNordic Holdings), the “Private Shares Purchase Agreements”), with byNordic Holdings II in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which byNordic Holdings II agreed to purchase 172,500 shares of Class A common stock at $10.00 per share (or 195,000 shares of Class A common stock if the over-allotment option in connection with the Offering is exercised in full by the Underwriters) for an aggregate purchase price of $1,725,000 (or up to $1,950,000 if the over-allotment option in connection with the Offering is exercised in full by the Underwriters) (the shares of Class A common stock to be sold to each of the Sponsor, byNordic Holdings, and byNordic Holdings II pursuant to the Private Shares Purchase Agreements being referred to herein collectively as the “Private Shares”).

The Company has entered into an Amended and Restated Registration Rights Agreement, dated as of February 8, 2022, with the Sponsor, byNordic Holdings, byNordic Holdings II and the other parties thereto, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares (including any shares of Common Stock issued or issuable upon conversion of any such Founder Shares), the Private Shares, and certain shares of Common Stock that may be issued upon conversion of working capital loans (including the shares of Common Stock underlying such warrants).

The Company has entered into an Amended and Restated Forward Purchase Agreement, dated as of July 14, 2021 (the “Forward Purchase Agreement”), by and between the Company and Rothesay Investment SARL (“Rothesay”), a member of the Sponsor, as the purchaser, pursuant to which Rothesay has committed to purchase, in a private placement for gross proceeds in the aggregate of up to $10,000,000 for up to 1,000,000 shares of Common Stock at $10.00 per share pursuant to which the commitment is subject to customary closing conditions under a forward purchase agreement with the right to transfer all or a portion of the rights and obligations to purchase the shares of Common Stock to one or more third parties that are its affiliates subject to compliance with applicable securities laws. Rothesay shall be granted registration rights with respect to the Common Stock that is purchased by Rothesay pursuant to the Forward Purchase Agreement pursuant to a registration rights agreement (the “Registration Rights Agreement (Rothesay)” and, together with the Registration Rights Agreement referred to above, the “Registration Rights Agreements”) to be entered into between Rothesay and Company on or prior to the date of purchase of the Common Stock by Rothesay pursuant to the Forward Purchase Agreement.

The Company has caused to be duly executed and delivered a letter agreement, dated as of February 8, 2022 (the “Insider Letter”), by and among the Company, the Sponsor, byNordic Holdings, byNordic Holdings II, the Company’s officers, directors and director nominees substantially in the form filed as Exhibit 10.1 to the Registration Statement.

The Company has caused to be duly executed and delivered letter agreements, dated as of January 18, 2022 (the “Anchor Investor Agreements”), by and among the Company, the Sponsor, byNordic Holdings and certain investors (the “Anchor Investors”), pursuant to which, subject to the conditions set forth therein, the Anchor Investors will agree to purchase, upon the closing of this offering, for nominal consideration, up to an aggregate of 1,109,091 Founder Shares held by the Sponsor and byNordic Holdings on a pro rata basis according to the number of Founder Shares held by each of the Sponsor (after deducting certain shares held for the benefit of executive officers and directors) and byNordic Holdings (or, in the alternative, the Sponsor and byNordic Holdings shall forfeit the relevant number of Founder Shares to the Company in order for the Company to issue the same number of Founder Shares to the Anchor Investors).

The Company has entered into an Administrative Support Agreement, dated as of February 8, 2022, with an affiliate of the Sponsor, in substantially the form filed as Exhibit 10.10 to the Registration Statement (the “Administrative Support Agreement”), pursuant to which the Company will, subject to the terms of the Administrative Support Agreement, pay to such affiliate of the Sponsor an aggregate monthly fee of $10,000 for certain office space, utilities and secretarial and administrative support.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-248488), including a prospectus, covering the registration of the offer and sale of the Securities. Such registration statement was declared effective by the Commission under the Act. The term “Registration Statement” means such registration statement, including the amendments, the exhibits and any schedules thereto, at the time it was declared effective by the Commission under the Act, and including the Rule 430A Information (as defined below); provided, however, that the term “Registration Statement” shall include any registration statement filed pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”). Each prospectus used prior to the effectiveness of the Registration Statement under the Act, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is referred to herein called a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus relating to the Securities in accordance with the provisions of Rule 430A under the Act (“Rule 430A”) and Rule 424(b) under the Act (“Rule 424(b)”). Such prospectus, in the form first furnished to the Underwriters for use in connection with the offer and sale of Securities, is referred to herein as the “Prospectus.” The information included in the Prospectus that was omitted from the above-mentioned registration statement at the time it was declared effective by the Commission under the Act but that is deemed to be part of the Registration Statement at such effective time pursuant to Rule 430A(b) is referred to herein as the “Rule 430A Information.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:05 p.m., New York City time, on February 8, 2022, or such other time as agreed by the Company and the Representatives.

“Disclosure Package” means the most recent preliminary prospectus issued and delivered by the Company to the Underwriters for general distribution to investors prior to the Applicable Time and the number of Securities and the initial offering price per Unit and the Time of Delivery Information, if any, set forth on Schedule B hereto, all considered together.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 under the Act (“Rule 405”)) relating to the Securities.

“Initial Stockholder” means any beneficial owner of the Company’s unregistered securities.

“Liquidation” shall mean the distributions of the Trust Account to the Public Stockholders in connection with the redemption of shares of Common Stock held by the Public Stockholders pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended, if the Company fails to consummate a Business Combination.

“Testing-the-Waters Communication” means any oral or written communication with investors undertaken in reliance of Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

As used in this Agreement, “business day” shall mean a day on which the Nasdaq Capital Market (“Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1. Sale and Delivery of Securities. (a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule A hereto, subject to adjustment in accordance with Section 7 hereof, at a purchase price of $9.80 per Unit (the “Underwritten Purchase Price”). The Company is advised by the Representatives that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the effectiveness of this Agreement as in the Representatives’ judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus (the “Offering”). The Representatives may from time to time increase or decrease the public offering price of the Securities after the initial public offering to such extent as the Representatives may determine.

(b) In addition to the discount from the public offering price represented by the Underwritten Purchase Price set forth in the first sentence of Section 1(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit of the Securities purchased hereunder (the “Underwritten Deferred Discount”). The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Common Stock included in the Securities sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriters will forfeit any rights or claims to the Underwritten Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Underwritten Deferred Discount to the Public Stockholders on a pro rata basis.

(c) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,250,000 Option Securities, at a purchase price of $9.80 per Unit (the “Option Purchase Price”). Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

(d) The Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit of the Option Securities purchased hereunder (the “Option Deferred Discount” and together with the Underwritten Deferred Discount, the “Deferred Discount”). The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the Public Stockholders (i) the Underwriters will forfeit any rights or claims to the Option Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Option Deferred Discount to the Public Stockholders on a pro rata basis.

(e) Payment of the purchase price for the Securities shall be made to the Company by Federal Funds wire transfer against delivery of the certificates or security entitlements in respect of the Securities to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Payment and delivery of the Underwritten Securities and the Option Securities (if the option provided for in Section 1(b) hereof shall have been exercised on or before the second Business Day prior to the Time of Purchase (as defined below)) shall be made at 9:00 A.M., New York City time, on February 11, 2022 (unless another time shall be agreed to by the Representatives and the Company or unless postponed in accordance with the provisions of Section 7 hereof). The time at which such payment and delivery are to be made is herein referred to as the “Time of Purchase.” Electronic transfer of the Securities shall be made to the Representatives at the Time of Purchase in such names and in such denominations as the Representatives shall specify.

(f) If the option provided for in Section 1(b) hereof is exercised after the second Business Day prior to the Time of Purchase, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 787 7th Avenue, 4th Floor, New York, NY 10019 on the date specified by the Representatives (which shall be at least two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof. If settlement for the Option Securities occurs after the Time of Purchase, the Company will deliver to the Representatives on the settlement date for the Option Securities (the “settlement date”), and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered pursuant to Section 5 hereof.

(g) Keefe, Bruyette & Woods, Inc. (“KBW”) and Drexel Hamilton, LLC (“Drexel”), individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Time of Purchase or an Option Securities settlement date, but such payment shall not relieve such Underwriter from its obligations hereunder.

(h) Deliveries of the documents described in Section 5 hereof with respect to the purchase of the Securities shall be made at the offices of Ropes& Gray LLP at 1211 Avenue of the Americas, New York, NY 10036, at 9:00 A.M., New York City time, at the Time of Purchase.

2. Representations and Warranties. (a) The Company represents and warrants to the Underwriters on the date of this Agreement, the Applicable Time, the Time of Purchase and any Option Securities settlement date (collectively, a “Representation Date”), and agrees with the Underwriters, as follows:

(i) Each of the Registration Statement and any post-effective amendment thereto, including any Rule 462(b) Registration Statement, is effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its initial effectiveness complied in all material respects with the requirements of the Act. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Neither the Registration Statement nor any amendment thereto, at its initial effectiveness, the Time of Purchase or any Option Securities settlement date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at the Applicable Time and any settlement date, neither (A) the Disclosure Package nor (B) any individual Written Testing-the-Waters Communication, when considered together with the Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date or at the time of any filing with the Commission pursuant to Rule 424(b), the Time of Purchase, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The Company has filed with the Commission a Form 8-A (File No. 001-41273) providing for the registration under the Securities Exchange Act of 1934 (the “Exchange Act”) of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(iv) (A) At the time of filing the Registration Statement and (B) as of the date of this Agreement, the Company was and is an Ineligible Issuer (as defined in Rule 405).

(v) The Company has not prepared or used a Free Writing Prospectus.

(vi) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vii) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those which were contemporaneous with a live oral presentation and were not left behind or distributed in advance to the audience and were in the form provided in advance to the underwriters.

(viii) The Company has an authorized, issued and outstanding capitalization as set forth in the section of the Registration Statement, the preliminary prospectus component of the Disclosure Package and the Prospectus entitled “Capitalization” under the column entitled “Actual” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus).

(ix) The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on Nasdaq. The Company has not received any notice from Nasdaq regarding the delisting or potential delisting of the Securities. The certificates for the Securities are in due and proper form.

(x) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement (Founder Shares), the Private Shares Purchase Agreements, the Registration Rights Agreements, the Forward Purchase Agreement, the Insider Letter, the Anchor Investor Agreements and the Administrative Support Agreement and to carry out the transactions contemplated hereby and thereby and to issue, sell and deliver the Securities as contemplated herein.

(xi) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, condition (financial or otherwise), liquidity, results of operations or prospects of the Company or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”).

(xii) All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Common Stock and Warrants were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock and Warrants, exempt from such registration requirements. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(xiii) The Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xiv) The Common Stock included in the Units has been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(xv) The Warrants included in the Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, as applicable, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xvi) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(xvii) The shares of Common Stock issuable upon conversion of the Founder Shares have been duly authorized and reserved for issuance upon conversion thereof and, when issued and delivered in accordance with the terms of the Class B common stock, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(xviii) The capital stock of the Company, including the Common Stock, conforms in all material respects to each description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(xix) Except as set forth in the Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(xx) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement.

(xxi) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(xxii) The Private Shares have been duly authorized and, when issued and delivered upon consummation of this offering, will be validly issued, fully paid and non-assessable.

(xxiii) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(xxiv) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxv) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxvi) The Securities Subscription Agreement (Founder Shares) has been duly authorized, executed and delivered by the Company and the Sponsor and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxvii) The Private Shares Purchase Agreement (Sponsor) has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Private Shares Purchase Agreement (byNordic Holdings) has been duly authorized, executed and delivered by the Company and byNordic Holdings, and is a valid and binding agreement of the Company and byNordic Holdings, enforceable against the Company and byNordic Holdings, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Private Shares Purchase Agreement (byNordic Holdings II) has been duly authorized, executed and delivered by the Company and byNordic Holdings II, and is a valid and binding agreement of the Company and byNordic Holdings II, enforceable against the Company and byNordic Holdings II, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxviii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxix) The Forward Purchase Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxx) The Insider Letter executed by the Company and the Sponsor, each executive officer, director and director nominee of the Company, has been duly authorized, executed and delivered by the Company and the Sponsor, and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company and the Sponsor, and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company and the Sponsor, and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxxi) The Anchor Investor Agreements executed by the Company, the Sponsor, byNordic Holdings and each Anchor Investor, has been duly authorized, executed and delivered by the Company and the Sponsor, and, to the Company’s knowledge, byNordic Holdings and each Anchor Investor, respectively, and is a valid and binding agreement of the Company and the Sponsor, and, to the Company’s knowledge, byNordic Holdings and each Anchor Investor, respectively, enforceable against the Company and the Sponsor, and, to the Company’s knowledge, byNordic Holdings and each Anchor Investor, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxxii) The Administrative Support Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(xxxiii) The Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws or similar organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or any self-regulatory organization or other non-governmental regulatory authority (collectively, a “Regulatory Authority”) or (E) any decree, judgment or order applicable to it or any of its properties or assets.

(xxxiv) The execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement (Founder Shares), the Private Shares Purchase Agreements, the Registration Rights Agreements, the Forward Purchase Agreement, the Insider Letter, the Anchor Investor Agreements and the Administrative Support Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness or other financing instrument (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness or other financing instrument under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or asset of the Company) (A) the charter or bylaws or similar organizational document of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any Regulatory Authority or (E) any decree, judgment or order applicable to the Company or any of its properties or assets.

(xxxv) No approval, authorization, license, registration, qualification, decree, consent or order of or filing with any Regulatory Authority or approval of the stockholders of the Company is necessary or required in connection with the execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement (Founder Shares), the Private Shares Purchase Agreements, the Registration Rights Agreements, the Forward Purchase Agreement, the Insider Letter, the Anchor Investor Agreements and the Administrative Support Agreement, the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the offer and sale of the Securities under the Act, which has been effected, (ii) any necessary qualification under the state or non-U.S. securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or (iii) under the Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxxvi) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xxxvii) The Company has all necessary permits, licenses, authorizations, consents and approvals issued by the appropriate Regulatory Authorities and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other persons, in order to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxviii) There are no actions, suits, proceedings, claims, investigations or inquiries pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its respective directors or officers is or would be a party or of which any of the Company’s properties or assets is or would be subject at law or in equity, before or by any Regulatory Authority, except any such action, suit, proceeding, claim, investigation or inquiry which, if resolved adversely to the Company, would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxix)  Marcum LLP, whose report on the consolidated financial statements of the Company is included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(xl) The financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The supporting schedules included in the Registration Statement, the Disclosure Package and Prospectus, if any, present fairly in all material respects the information set forth therein. The other financial and statistical data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required by the Act to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Disclosure Package and the Prospectus.

(xli) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been, whether or not arising in the ordinary course of business, (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company that is material to the Company, (iv) any change in the capital stock of, or other equity interests in, or outstanding indebtedness of, the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of, or other equity interests in, the Company.

(xlii) The Company is not, or at any time at or prior to the Time of Purchase will not be, and, after giving effect to the offer and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company”, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xliii) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xliv) All tax returns required to be filed by the Company have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or those that would not, individually or in the aggregate, have a Material Adverse Effect.

(xlv) The Company maintains effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 of the Exchange Act), and a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been (i) no material weakness in internal control over financial reporting and (ii) no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xlvi) The Company maintains effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the Commission’s rules and forms, and is accumulated and communicated to management of the Company, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

(xlvii) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Nasdaq Marketplace Rules IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(xlviii) The Company and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and Nasdaq promulgated thereunder.

(xlix) Each forward-looking statement contained in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed by the Company with a reasonable basis and in good faith.

(l) All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(li)  None of the Company, the Sponsor, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”). The Company, the Sponsor, and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and reasonably expected to ensure, continued compliance therewith.

(lii) The operations of the Company and, to the knowledge of the Company after reasonable inquiry, the Sponsor and its affiliates are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Regulatory Authority (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or Regulatory Authority involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened or contemplated.

(liii) None of the Company or, to the knowledge of the Company (after reasonable inquiry in the case of the Sponsor), the Sponsor or any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds from its sale of Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, to fund any activities of or business with any person or entity, or in any country or territory, that is then the subject of Sanctions or in any other manner that will result in a violation of Sanctions by any person or entity.

(liv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by FINRA.

(lv) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(lvi) The Company (A) does not have any material lending or other relationship with any Underwriter or any bank, lending or other affiliate of any Underwriter and (B) does not intend to use any of the proceeds from its sale of Securities contemplated hereby to repay any outstanding debt owed to any Underwriter or any affiliate of any Underwriter.

(lvii) All information contained in the questionnaires (the “Questionnaires”) completed by the Sponsor and, to the Company’s knowledge, the Company’s officers, directors and director nominees and provided to the Underwriters, is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(lviii) The Company has not identified any acquisition target. Prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the Time of Purchase, neither the Company nor anyone on its behalf will have: (a) initiated or had any substantive discussions, directly or indirectly, with any potential business combination target, or (b) undertaken, or engaged or retained any agent or other representative to undertake, any research, diligence, evaluations or similar activities to identify, locate or contact any suitable acquisition candidate.

(lvix) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other type of “underwriting compensation” as defined in Rule 5110(j)(22) of FINRA’s Conduct Rules and Supplemental Material .01 thereunder): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person that is otherwise a Participating Member (as defined in FINRA Rule 5110(j)(15)), within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(lx) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company. No Participating Member (as defined in FINRA Rule 5110(j)(15)) in the Offering has received any underwriting compensation in connection with a public offering that has not been completed according to the terms of an agreement entered into by the Company and a Participating Member in the Offering.

(lxi) Except as disclosed in the FINRA Questionnaires provided to the Representatives, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(lxii) Except as disclosed in the FINRA Questionnaires provided to the Representatives, no Company Affiliate is an owner of stock or other securities of any Member (other than securities purchased on the open market).

(lxiii) No Company Affiliate has made a subordinated loan to any Member.

(lxiv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(lxv) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(lxvi) Except as described in the Registration Statement, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary.

(lxvii) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(lxviii) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Disclosure Package or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(lxix) The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(lxx) Upon delivery and payment for the Units at the Time of Purchase, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(lxxi) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

3. Certain Covenants of the Company. The Company agrees:

(a) The Company, subject to Sections 3(b) and 3(c) hereof, will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission regarding the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with any offer or sale of Securities. The Company will effect all filings required under Rule 424(b) and Rule 430A in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) or a post-effective amendment providing the Rule 430A Information shall have been filed with, and declared effective by, the Commission in accordance with the requirement of Rule 430A, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will comply with the Act so as to permit the completion of sales of Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If, during the period in which a prospectus is (or, but for the exception afforded by Rule 172 under the Act (“Rule 172”), would be) required by the Act to be delivered in connection with any offer or sale of Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act, the Company will promptly (A) give the Underwriters written notice of such event or condition, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriters with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement and use its best efforts to have any amendment to the Registration Statement declared effective by the Commission as soon as possible; provided, however, that the Company shall not file, use, authorize or approve the use of, or refer to, any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.

(c) The Company will give the Representatives written notice of its intention to prepare, file, use, authorize or approve the use of, or refer to, any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus, will furnish the Underwriters with copies of any such document a reasonable amount of time prior to such proposed filing, use, authorization, approval or reference, as the case may be, and will not file, use, authorize or approve the use of, or refer to, any such document to which the Representatives or counsel for the Underwriters shall object.

(d) The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Representatives and counsel for the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company will furnish to each Underwriter, without charge, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Securities, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the Act to be delivered in connection with any offer or sale of Securities, will, subject to Sections 3(b) and 3(c) hereof, file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods prescribed by, and meeting the requirements of, the Exchange Act. Additionally, the Company shall report the use of the net proceeds from the sale of any Securities as may be required under the Act, including, if applicable, Rule 463 of the Act.

(g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Representatives may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Securities contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

(i) The Company will use its best efforts to effect and maintain the listing of the Securities on, and satisfy the requirements of, Nasdaq (or another U.S. national securities exchange).

(j) The Company will not, without the prior written consent of the Representatives, (x) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Shares, (2) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares, the Private Shares, the Warrants and shares of Common Stock issuable upon exercise of the Warrants, (3) register with the Commission pursuant to the Registration Rights Agreement (Rothesay), in accordance with the terms of the Registration Rights Agreement (Rothesay), the resale of the Common Stock that is purchased by Rothesay pursuant to the Registration Rights Agreement and (4) issue securities in connection with a Business Combination or (y) release any Sponsor, any officer, director or director nominee from the 180-day lock-up contained in the Insider Letter.

(k) [Reserved]

(l) The Company will not make any offer relating to the Securities that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(m) The Company agrees that neither it nor any affiliate of the Company will take, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in, or any action that constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Securities or a violation of Regulation M under the Exchange Act.

(n) If at any time following the distribution of any Written Testing-the-Waters Communication any event shall have occurred or occurs or development shall have existed or exists as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(o) The Company will promptly notify the Representatives in writing the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 3(j) hereof.

(p) For a period commencing on the Effective Date and ending the earlier of five (5) years from the date of the consummation of the Business Combination or such earlier time at which the Liquidation occurs or the Company is acquired or completes a going private transaction in a transaction where the Common Stock is no longer outstanding (as applicable, the “Termination Date”), the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Common Stock or Warrants under the Exchange Act prior to the Termination Date without the prior written consent of the Representatives.

(q) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Time of Purchase (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering at the Time of Purchase. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Time of Purchase, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 1(b) hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which Report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(r) Until the Termination Date, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

(s) Until the Termination Date, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representatives sent in the manner set forth in Section 10 below, furnish to the Representatives copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representatives: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement.

(t) Until the Termination Date, the Company shall retain a transfer and warrant agent.

(u) The Company will not consummate a Business Combination with any entity that is affiliated with any Initial Stockholder or any of the Company’s officers or directors unless it obtains an opinion from an independent accounting firm or an independent investment banking firm which is a member of FINRA that such Business Combination is fair to the Company’s stockholders from a financial point of view. Other than as set forth in this subsection, the Company shall not pay the Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement; (iii) may receive customary financial advisory fees in connection with a Business Combination; and (iv) may be paid an aggregate monthly fee of $10,000 for certain office space, utilities, secretarial and administrative support pursuant to the Administrative Support Agreement between the Company and the Sponsor.

(v) The Company will apply the net proceeds from the offering received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(w) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable.

(x) The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 10% or greater stockholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

(y) The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Disclosure Package and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(z) During the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(aa) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants outstanding from time to time.

(bb)  Prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into Common Stock, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the Common Stock on a Business Combination.

(cc) Prior to the consummation of a Business Combination or the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(dd) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(ee) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences

(ff) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the Nasdaq Marketplace Rules.

(gg) Prior to the consummation of a Business Combination or the Liquidation, the Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation, as amended, or its Bylaws, as amended.

(hh) Prior to the consummation of a Business Combination or the Liquidation, the Company will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the holders of the Common Stock included in the Securities sold pursuant to this Agreement (the “Public Stockholders”).

(ii) The Company may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Shares and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable (less up to $100,000 of interest to pay dissolution expenses)), divided by (B) the total number of shares of Common Stock sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor has agreed to vote all of the Founder Shares and any other shares of Common Stock purchased during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding shares of Common Stock the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Shares and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable (less up to $100,000 of interest to pay dissolution expenses)), divided by (II) the total number of Public Shares then outstanding. If the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly-held stockholders meeting are voted to approve such Business Combination. If, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption. Only Public Stockholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination within fifteen (15) months (or eighteen (18) months if the Sponsor has extended the period of time for the Company to consummate its initial Business Combination by depositing an additional $0.10 per Unit into the Trust Account ($1,500,000, or $1,725,000 if the over-allotment option in connection with the Offering is exercised in full), or such longer period as may be approved by the Company’s stockholders) from the closing of the Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Stockholders holding shares of Common Stock included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company. The Sponsor and the Company’s officers and directors will not propose any amendment to the Company’s Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company has not consummated a Business Combination within fifteen (15) months (or eighteen (18) months if the Sponsor has extended the period of time for the Company to consummate its initial Business Combination by depositing an additional $0.10 per Unit into the Trust Account ($1,500,000, or $1,725,000 if the over-allotment option in connection with the Offering is exercised in full)) from the closing of the Offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity, unless the Company provides its Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable) divided by the number of then issued and outstanding Public Shares.

(jj) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(kk) Upon the consummation of the initial Business Combination, the Company will pay to the Representatives, on behalf of the Underwriters, the Deferred Discount, including the Option Deferred Discount if applicable. Payment of the Deferred Discount will be made out of the proceeds of this offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within fifteen (15) months (or eighteen (18) months if the Sponsor has extended the period of time for the Company to consummate its initial Business Combination by depositing an additional $0.10 per Unit into the Trust Account($1,500,000, or $1,725,000 if the over-allotment option in connection with the Offering is exercised in full)) from the closing of the Offering, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ll) The Company will endeavor in good faith, in cooperation with the Representatives to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Nasdaq Capital Market (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

4. Covenant to Pay Costs. (a) The Company agrees to pay, or cause to be paid, all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the printing, registration, issue, sale and delivery of the Securities, including any stock or transfer taxes and stamp or similar duties payable upon the registration, sale, issuance or delivery of the Securities to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, and Powers of Attorney and Custody Agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (iv) the qualification of the Securities for offer and sale under state or non-U.S. laws and the determination of their eligibility for investment under state or non-U.S. law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (v) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Securities by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters (not to exceed $25,000), (vii) the fees and disbursements of the transfer agent and registrar for the Securities, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering of the Securities to prospective investors and the Underwriters’ respective sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers and other representatives of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company’s other obligations hereunder.

(b) If this Agreement is terminated by the Representatives in accordance with the provisions of Sections 5, 6(b)(1), 6(b)(2)(B), 6(b)(2)(E) or 7 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters.

5. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company contained herein or in certificates of any officer or other representative of the Company and delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Registration Statement, including the Rule 462(b) Registration Statement, if any, is effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened or contemplated. The Company shall have filed with the Commission each preliminary prospectus and the Prospectus in the manner and within the time period required by Rule 424(b) and Rule 430A, or a post-effective amendment providing the Rule 430A Information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A. The Company shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Underwriters.

(b) At the Time of Purchase and any Option settlement date, the Underwriters shall have received the favorable written opinion or opinions and 10b-5 letter of Ellenoff Grossman & Schole LLP, counsel to the Company, dated such date, in form and substance satisfactory to the Underwriters.

(c) At the Time of Purchase and any Option settlement date, the Underwriters shall have received the favorable written opinion or opinions and 10b-5 letter of Ropes & Gray LLP, counsel to the Underwriters, dated such date, with respect to such matters as the Underwriters may reasonably request. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(d) On the date of this Agreement, the Underwriters shall have received a letter from Marcum LLP, dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e) At the Time of Purchase, the Underwriters shall have received from Marcum LLP a letter, dated such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(d) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Time of Purchase.

(f) At the Time of Purchase, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any Material Adverse Effect, and the Underwriters shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect set forth in Exhibit A hereto.

(g) On the date of this Agreement, at the Time of Purchase and on any Option Securities settlement date, the Securities shall have been duly listed, and admitted and authorized for trading, on Nasdaq, subject only to official notice of issuance.

(h) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(i) On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement (Founder Shares), the Securities Purchase Agreement (Founder Shares), the Private Shares Purchase Agreements, the Securities Assignment Agreements, the Forward Purchase Agreement, the Insider Letter, the Anchor Investor Agreements and the Administrative Support Agreement.

(j) At least one Business Day prior to the Time of Purchase, the Sponsor shall have caused the purchase price for the Private Shares to be wired to the Company and the Company shall direct the trustee to deposit such funds, into the Trust Account and to hold such funds in escrow therein.

(k) At the Time of Purchase and any Option Securities settlement date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the offer and sale of the Securities as contemplated herein shall be satisfactory in form and substance to the Representatives and counsel to the Underwriters.

(l) If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Purchase, and any such termination shall be without liability of any party to any other party except the provisions of Sections 2, 4, 8, 11, 12 and 13 hereof shall remain in full force and effect notwithstanding such termination.

6. Effective Date of Agreement; Termination. (a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The Representatives may terminate this Agreement at any time at or prior to the Time of Purchase, by notice to the Company, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall have been any Material Adverse Effect, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the completion of the offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the NYSE American or Nasdaq, (B) a suspension or material limitation in trading in the Company’s securities on Nasdaq, (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war or any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere if the effect of any such event specified in this clause (D), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the completion of the offering of Securities contemplated by this Agreement or to enforce contracts for the sale of such Securities.

(c) In the event of any termination under Section 6(b) hereof, neither party will have any liability to the other party hereto, except as set forth in Section 4 hereof, and provided further that the provisions of Sections 2, 8, 11, 12 and 13 hereof shall remain in effect.

7. Default. (a) If one or more Underwriters shall fail at the Time of Purchase to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one of or more of the Underwriters or any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)	if the number of Defaulted Securities does not exceed 10% of the number of Securities to be so purchased by all of the Underwriters on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all non-defaulting Underwriters; or

(ii)	if the number of Defaulted Securities exceeds 10% of the number of Securities to be so purchased by all of the Underwriters on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 7(a) shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Time of Purchase, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 7(a).

8. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of any Underwriter, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) whatsoever, as incurred, which, jointly or severally, any Underwriter or any such person may incur insofar as such loss, damage, expense, liability or claim arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or arises out of, relates to or is based on any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriters furnished in writing by the Representatives to the Company expressly for use in, the Registration Statement (or any amendment thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Written Testing-the-Waters Communication, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or in any information provided to investors by, or with the approval of, the Company (the “Marketing Information”), including, without limitation, any investor presentations, or arises out of, relates to or is based on any omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except, with respect to any such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), insofar as any such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriters furnished in writing by the Representatives to the Company expressly for use in, such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in such preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with the Underwriter Information (as defined in Section 9), which material fact was not contained in such Underwriter Information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading.

(b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any and all loss, damage, expense, liability or claim (including the reasonable cost of investigation) whatsoever, as incurred, which, jointly or severally, the Company or any such person may incur insofar as such loss, damage, expense, liability or claim primarily and directly arises out of, relates to or is based on (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representatives for delivery to the Company expressly for use in, the Registration Statement (or any amendment thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in the Registration Statement (or any amendment thereto) in connection with such Underwriter Information, which material fact was not contained in such Underwriter Information and which material fact was required to be stated in the Registration Statement (or any amendment thereto) or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with Underwriter Information concerning such Underwriter furnished in writing by such Underwriter to the Representatives for delivery to the Company expressly for use in, any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or primarily and directly arises out of, relates to or is based on any omission or alleged omission to state a material fact in any preliminary prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) in connection with such Underwriter Information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any party required to provide indemnification under this Agreement (as applicable, the “indemnifying party”), such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall be permitted to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission or failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party otherwise than under this Section 8. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to assume the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred. In no event shall any indemnifying party shall be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding or Proceedings. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any and all loss, damage, expense, liability or claim by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under the applicable subsections above or insufficient to hold an indemnified party harmless in respect of any and all losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities (net of underwriting discounts received by the Underwriters but before deducting expenses) received by the Company and the underwriting discounts received by the Underwriters bear to the aggregate initial public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Underwriter’s partners, directors, officers, members and affiliates shall have the same rights to contribution as such Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) Each of the Company and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts received by such Underwriter in connection with Securities underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(f) The provisions contained in this Section 8, as well as the representations, warranties and covenants of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers members or affiliates or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Company’s directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Securities. The Company agrees promptly to notify the Underwriters of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s directors or officers in connection with the sale and delivery of the Securities or with the Registration Statement, the Disclosure Package or the Prospectus.

9. Information Furnished by the Underwriters. The statements set forth under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to the stabilization activities that may be undertaken by the Underwriters, constitute the only Underwriter Information for purposes hereof.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to them c/o Keefe, Bruyette & Woods, Inc., A Stifel Company at 787 7th Avenue, 4th Floor, New York, NY 10019, Attention: Capital Markets; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Pir 29, Einar Hansens Esplanad 29, 211 13 Malmö, Sweden, Attention: Michael Hermansson.

11. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject by suit upon such judgment.

13. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and, to the extent provided in Section 8 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser of Securities, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. No Fiduciary Relationship. The Company acknowledges and agrees that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Securities. The Company further acknowledges and agrees that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or other equity owners or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company confirms its understanding and agreement to that effect. The Company agrees that it is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by any Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company agrees that the Underwriters are not acting as fiduciary of the Company and no Underwriter has assumed or will assume any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the respective businesses and/or assets of the Underwriters and the Company.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a valid and legally binding agreement between the Company and the several Underwriters.

Very truly yours,

byNordic Acquisition Corporation

By:	/s/ Michael Hermansson
	Name:	Michael Hermansson
	Title:	Chief Executive Officer

Accepted and agreed to as of the date first above written

Keefe, Bruyette & Woods, Inc.

By:	/s/ Craig DeDomenico
	Name:	Craig DeDomenico
	Title:	Managing Director

Drexel Hamilton, LLC

By:	/s/ Anthony Felice
	Name:	Anthony Felice
	Title:	Managing Partner

On behalf of themselves and as representatives

of the several Underwriters

Schedule A

Underwriters	Number of Underwritten Securities to be Purchased
Keefe, Bruyette & Woods, Inc.	6,562,500
Drexel Hamilton, LLC	6,562,500
I-Bankers Securities, Inc.	1,875,000
Total	15,000,000

Schedule B

TIME OF DELIVERY INFORMATION

byNordic Acquisition Corporation priced 15,000,000 units at $10.00 per unit plus an additional 2,250,000 units if the underwriters exercise their over-allotment option in full.

The amounts in the Trust Account may be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

The units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from Keefe, Bruyette & Woods, Inc., A Stifel Company at 787 7th Avenue, 4th Floor, New York, NY 10019.

Exhibit A

The certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company shall be to the effect that the signers of such certificate have carefully examined the Registration Statement, each preliminary prospectus, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Purchase with the same effect as if made at the Time of Purchase and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).